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                                                                 Exhibit 10.25

                                   AGREEMENT

     This Agreement is made by and between LookSmart, Ltd. ("the Company"), and you, Ned Brody, as of January 25, 2001 (the "Effective Date").

     1.  Duties and Scope of Employment.  As of the Effective Date, you will
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continue to serve as Chief Financial Officer of LookSmart, Ltd. You will render such business and professional services in the performance of your duties, consistent with your position within the Company, as shall reasonably be assigned to you by the Board of Directors (the "Board") or the CEO. You will devote your efforts and time as necessary to the Company and such of its subsidiaries as the Board or CEO may designate. The period of your employment under this Agreement is referred to herein as the "Employment Term."

     2.  At-Will Employment.  Your employment with the Company constitutes
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"at-will" employment.  You and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option of either you or the Company.

     3.  Employee Benefits.  During the Employment Term, you will be eligible
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eligible to participate in accordance with the terms of all Company employee benefit plans that are applicable to other employees of the Company, as such plans and terms may exist from time to time.

     4.  Compensation.
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         (a) Base Salary.  During the Employment Term, the Company will pay you
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as compensation for your services a salary at the annualized rate of $200,000.

         (b) Stock Options.  During the Employment Term, your unexpired stock
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options will continue to vest and become exercisable pursuant to the terms and conditions of the stock option plans and the applicable stock option agreements by and between you and the Company, assuming in each case that you are a Company employee on each vesting date and that you are in compliance with all of your obligations under this Agreement. Subject to (1) the approval of the Board, (2) your execution of the Settlement Agreement and Release described in Section 5 below, and (3) the continuation of your employment with the Company and performance of your duties described in Section 1 until March 30, 2001, the Company will accelerate the vesting of 187,500 of the unvested stock options granted to you pursuant to the Stock Option Agreement between you and the Company dated November 6, 1998.

         (c) Indemnification.  The parties agree that you will continue to be
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covered by the terms and conditions of the Indemnity Agreement entered into between you and LookSmart, Ltd. on November ___, 1999 (the "Indemnity Agreement") and that the parties' rights and obligations thereunder are unaffected by this Agreement.

     5.  Settlement Agreement and Release.  If the Company terminates your
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employment for any reason other than your termination for cause, or you resign, you agree that you will sign a
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Settlement Agreement and Release in the form attached as Exhibit A in exchange for the severance described therein.

     6.  Assignment.  This Agreement will be binding upon and inure to the
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benefit of (a) your heirs, executors and legal representatives upon your death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of your rights to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of your right to compensation or other benefits will be null and void.

     7.  Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

         If to the Company:             If to you:
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         LookSmart, Ltd.                Ned Brody
         625 Second Street
         San Francisco, CA  94107
         Attn: General Counsel

     8.  Severability.  In the event that any provision hereof becomes or is
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declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     9.  Confidentiality.  The parties agree that you will continue to be
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covered by the terms and conditions of the Employment, Confidentiality and
Arbitration Agreement entered into between you and LookSmart, Ltd. on November 2, 1998 (the "Confidentiality Agreement") and that the parties' rights and obligations thereunder are unaffected by this Agreement, except as regards the solicitation, recruitment or hiring of LookSmart employees. The parties agree that you will not actively solicit, recruit, hire or cause the hiring of any current LookSmart employee; provided however, that you may hire or cause the hiring of a current LookSmart employee who contacts you initially regarding a position.

     10. Entire Agreement.  This Agreement (including Exhibit A), together with
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the Indemnity Agreement, the Confidentiality Agreement and your stock option agreements, represents the entire agreement and understanding between the Company and you concerning your employment relationship with the Company or any of its subsidiaries, and supersedes and replaces any and all prior agreements and understandings concerning your employment relationship with the Company.

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     11.  Cooperation with Company.  During and after the Employment Term, you
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will use your best efforts to cooperate fully with the Company, including, but not limited to, responding to the reasonable requests of the Company's Chairman of the Board, CEO or General Counsel, in connection with any and all existing or future litigation, arbitrations, mediations or investigations brought by or against the Company or any of its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which the Company reasonably deems your cooperation necessary or desirable. You will use your best efforts to provide reasonable advice, assistance and information, including offering and explaining evidence, providing sworn statements, participating in discovery and trial preparation and testimony as may reasonably be deemed necessary or desirable by the Company relating to its position in any such legal proceedings. You also agree to promptly send the Company copies of all correspondence received by you in connection with any such legal proceedings, unless you are expressly prohibited by law from so doing. You will act in good faith to furnish the information and cooperation required by this
Section 11 and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create an undue hardship for you. The Company will reimburse you for reasonable out-of-pocket expenses incurred by you as a result of your cooperation, within ten (10) days of the presentation of appropriate documentation thereof, in accordance with the Company's standard reimbursement policies and procedures. After the Employment Term, in addition to out-of-pocket expenses, the Company will pay you an hourly rate commensurate with the Base Salary defined in Section 4(a) of this Agreement. The failure by you to cooperate fully with the Company in accordance with this Section 11 will be a material breach of the terms of this Agreement which will result in all commitments of the Company to make additional payments to you becoming null and void. Notwithstanding anything in this Section, it is agreed that if possible the Company will provide you with reasonable advance notice regarding these activities, and that any requests made hereunder by the Company will be made in good faith and reasonable.

     12.  No Oral Modification, Cancellation or Discharge.  This Agreement may
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be changed or terminated only in writing (signed by you and the Board or CEO).

     13.  Withholding.  The Company is authorized to withhold, or cause to be
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withheld, from any payment or benefit under this Agreement the full amount of any applicable withholding taxes.

     14.  Governing Law.  This Agreement will be governed by the laws of the
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State of California (with the exception of its conflict of laws provisions).

     15.  Authority.  The Company represents and warrants that the person
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signing this Agreement on its behalf has full authority to act for the Company.

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     16.  Acknowledgment.  You acknowledge that you (i) have read this
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Agreement, (ii) have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choice or that you voluntarily have declined to seek counsel, (iii) understand the terms and consequences of this Agreement, and (iv) are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

     /s/ Ned Brody                            Date:  January 25, 2001
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     Ned Brody


     /s/ Martha P. Clark                      Date:  January 25, 2001
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     Martha P. Clark
     LookSmart, Ltd.

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